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                                                                   EXHIBIT 23.1


                         Consent of Independent Auditors



         We consent to the use of our report dated March 11, 1999, including
Note I[1] which is dated March 23, 1999, Note E which is dated July 23, 1999 and August 27, 1999 and Note J[2] which is dated August 19, 1999, and the financial statements for the period ended December 31, 1998 in the Annual Report on Form 10-KSB for the year ended December 31, 1998 of Teletrak Environmental Systems, Inc.



Richard A. Eisner & Company, LLP

/s/ Richard A. Eisner & Company, LLP

New York, New York

October 13, 1999